Exhibit 3.1

FORM NO. 2	ORIGINAL

BERMUDA
THE COMPANIES ACT 1981
ALTERED	MEMORANDUM OF ASSOCIATION OF
COMPANY LIMITED BY SHARES
(Section 7(1) and (2))

MEMORANDUM OF ASSOCIATION
OF

CA Holdings Ltd
(hereinafter referred to as “the Company”)

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

NAME	ADDRESS	BEREMUDIAN STATUS (Yes/No)	NATIONALITY	NUMBER OF SHARES SUBSCRIBED

Alison R. Guilfoyle	Clarendon House 2 Church Street Hamilton HM 11 Bermuda	No	British	One

Charles G. R. Collis	“	Yes	British	One

Christopher G. Garrod	“	Yes	British	One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be an exempted Company as defined by the Companies Act 1981.

4.	The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding ___ in all, including the following parcels:-

N/A

5.	The authorised share capital of the Company is US$12,000 divided into shares of US$0.01 each.

6.	The objects for which the Company is formed and incorporated are – UNRESTICTED

7.	Powers of the Company

1.	The Company shall, pursuant to Section 42 of the Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.

2.	The Company shall, pursuant to Section 42A of the Companies Act 1981, have the power to purchase its own shares.

SEE ATTACHED

7.	The following are provisions regarding the powers of the Company:-

(i) The Company shall, pursuant to Section 42B of the Companies Act 1981, have the power to acquire its own shares to be held as treasury shares.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof

/s/ _______________________________________________	/s/ _______________________________________________

/s/ _______________________________________________	/s/ _______________________________________________

/s/ _______________________________________________	/s/ _______________________________________________

(Subscribers)	(Witnesses)

SUBSCRIBED this 17th March, 2006